UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/08/2009

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 8, 2009, the Investor Rights Agreement dated as of October 13, 1999 by and among The Bancorp, Inc. (the "Company") and the stockholders listed therein (the "1999 Agreement") was amended pursuant to consent to provide that the 1999 Agreement would terminate on July 15, 2009. In addition, on July 8, 2009, the Investor Rights Agreement between the Company and a single stockholder dated as of June 12, 2002 (the "2002 Agreement") was amended pursuant to consent to provide that the 2002 Agreement would terminate on July 15, 2009. Accordingly, at 5:00 P.M. on July 15, 2009, each of the 1999 Agreement and 2002 Agreement will terminate and no longer be of any force or effect.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Form of consent for amendment to 1999 Investor Rights Agreement

10.2 Form of consent for amendment to 2002 Investor Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: July 13, 2009	By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of consent for amendment to 1999 Investor Rights Agreement
EX-10.2	Form of consent for amendment to 2002 Investor Rights Agreement